EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Tower Bank & Trust Company, an Indiana banking corporation

Tower Capital Trust 2, a Delaware statutory business trust

Tower Capital Trust 3, a Delaware statutory business trust

SUBSIDIARIES OF THE BANK

Tower Trust Company, an Indiana corporation

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